                                   EXHIBIT 11

                      H. J. Heinz Company and Subsidiaries
                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)

                                                           Six Months Ended
                                                        -----------------------
                                                        October 29, October 30,
                                                           1997        1996
                                                        ----------- -----------
                                                          FY 1998     FY 1997
Primary income per share:
  Net income...........................................  $432,167    $357,050
  Preferred dividends..................................        19          22
                                                         --------    --------
  Net income applicable to common stock................  $432,148    $357,028
                                                         ========    ========
  Average common shares outstanding and
     common stock equivalents..........................   373,732     374,500
                                                         ========    ========
  Net income per share--primary........................  $   1.16    $   0.95
                                                         ========    ========
Fully diluted income per share:
  Net income...........................................  $432,167    $357,050
                                                         ========    ========
  Average common shares outstanding and
     common stock equivalents..........................   373,732     374,500
  Additional common shares assuming:
   Conversion of $1.70 third cumulative preferred
       stock...........................................       310         350
   Additional common shares assuming options were
       exercised at the period-end market price........       547         531
                                                         --------    --------
  Average common shares outstanding and
     common stock equivalents..........................   374,589     375,381
                                                         ========    ========
   Net income per share--fully diluted.................  $   1.15    $   0.95
                                                         ========    ========

               All amounts in thousands except per share amounts.
                                 ------------

                                   EXHIBIT 11

                      H. J. Heinz Company and Subsidiaries
                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)

                                                          Three Months Ended
                                                        -----------------------
                                                        October 29, October 30,
                                                           1997        1996
                                                        ----------- -----------
                                                          FY 1998     FY 1997
Primary income per share:
  Net income...........................................  $188,866    $177,520
  Preferred dividends..................................         9          11
                                                         --------    --------
  Net income applicable to common stock................  $188,857    $177,509
                                                         ========    ========
  Average common shares outstanding and
     common stock equivalents..........................   373,732     374,500
                                                         ========    ========
  Net income per share--primary........................  $   0.51    $   0.47
                                                         ========    ========
Fully diluted income per share:
  Net income...........................................  $188,866    $177,520
                                                         ========    ========
  Average common shares outstanding and
     common stock equivalents..........................   373,732     374,500
  Additional common shares assuming:
   Conversion of $1.70 third cumulative preferred
       stock...........................................       310         350
   Additional common shares assuming options were
       exercised at the period-end market price........       547         531
                                                         --------    --------
  Average common shares outstanding and
     common stock equivalents..........................   374,589     375,381
                                                         ========    ========
   Net income per share--fully diluted.................  $   0.50    $   0.47
                                                         ========    ========

               All amounts in thousands except per share amounts.
                                 ------------